UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 14, 2024

Calamos Convertible Opportunities and Income Fund

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

811-21080	03-0426532
(Commission File Number)	(IRS Employer Identification No.)

2020 Calamos Court Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

(630) 245-7200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Name of each exchange on which registered Symbol(s)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares	CHI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 Effective May 14, 2024, the Board of Trustees of Calamos Convertible Opportunities and Income Fund (the "Trust") amended the Trust’s By-Laws, as amended and restated through August 23, 2021 (the “By-Laws”). The aforementioned amendment (the “Amendment”) relates to provisions governing the forum for adjudication of disputes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.2	Amendment, dated May 14, 2024, to the By-Laws of Calamos Convertible Opportunities and Income Fund, as amended and restated through August 23, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calamos Convertible Opportunities and Income Fund

By:	/s/ Erik D. Ojala
Name:	Erik D. Ojala
Title:	Vice President and Secretary

Date: May 14, 2024